UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Termination Agreement Relating to Purchase of Shares of Hapi Metaverse Inc.

On February 5, 2026, Alset Inc. (the “Company”) entered into a term sheet (the “Term Sheet”), with HWH International Inc., a Nevada company (“HWH”). The Company, directly and through subsidiaries, owns a majority of HWH’s common stock. Pursuant to the Term Sheet, the Company agreed sell to HWH 505,341,376 issued and outstanding shares of common stock, par value $0.0001 (the “Shares”), of Hapi Metaverse Inc. (“Hapi Metaverse”), a Delaware corporation, representing 99.55% of Hapi Metaverse’s outstanding capital.

Pursuant to the Term Sheet, the Company agreed to sell the Shares through a stock purchase agreement (the “Stock Purchase Agreement”) for a sale price of $19,910,603.00 in the form of a promissory note convertible into newly issued shares of HWH’s common stock (the “Convertible Note”). The Convertible Note bore a simple interest rate of 1% per annum. Under the terms of the Convertible Note, the Company could convert any outstanding principal and interest into shares of HWH’s common stock at $1.85 per share upon ten (10) days’ notice prior to maturity of the Convertible Note five (5) years from the date of the Term Sheet, and upon maturity of the Convertible Note any outstanding principal and accrued interest accrued thereunder would automatically be converted into shares of HWH”s common stock at the conversion rate. On February 5, 2026, the Company entered into the Stock Purchase Agreement with HWH.

The Company and its subsidiary HWH have now agreed to terminate the purchase and sale of the Hapi Metaverse Shares, and the agreements contemplating the same, on the terms and subject to the conditions set forth in a Termination Agreement dated May 6, 2026. The management of the Company and HWH have determined that terminating the sale and purchase of the Hapi Metaverse Shares is in the best interests of both parties.

Under the terms of the Termination Agreement, neither HWH nor the Company has any further rights or obligations pursuant to the Term Sheet, the Stock Purchase Agreement, or the Convertible Note. Neither the Company nor HWH paid any penalties or fees in connection with the termination.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the Company’s Termination Agreement is incorporated by reference in this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination Agreement, between Alset Inc. and HWH International Inc., dated as of May 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: May 7, 2026	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer